Exhibit 10.2

PACIFIC HEALTH CARE ORGANIZATION, INC.

2005 STOCK OPTION PLAN

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”), which contains the terms and conditions of the Restricted Stock granted to _____________ by Pacific Health Care Organization, Inc., a Utah corporation (“PHCO”), under the Pacific Health Care Organization, Inc., 2005 Stock Option Plan (the “Plan”), is made and entered into as of the __the day of _______ 20__ between  ____________ (“you”) and PHCO.

1.           Grant of Restricted Stock.  PHCO has granted to you, effective _______ __, 20__ (the “Grant Date”), the right to receive _______________ shares of $0.001 par value common stock of PHCO (the “Shares”) subject to certain vesting conditions.  Before the Shares are vested and delivered to you, they are referred to in this Agreement as “Restricted Stock.”

2.           Plan Governs.  The Restricted Stock and this Agreement are subject to the terms and conditions of the Plan.  The Plan is incorporated in this Agreement by reference and all capitalized terms used in this Agreement have the meaning set forth in the Plan, unless this Agreement specifies a different meaning.  By signing this Agreement, you accept the Plan Award of Restricted Stock, acknowledge that the Plan and the prospectus covering the Plan have been made available to you and acknowledge that the Restricted Stock is subject to all the terms and provisions of the Plan and this Agreement.  By signing this Agreement, you further agree to accept as binding, conclusive and final all decisions and interpretations of the Plan by the board of directors or, if and when one is established a committee of the board of directors responsible for administering the Plan (jointly referred to herein as the “Board”).

3.           Stockholder Rights.  Your Restricted Stock will be held for you by PHCO until the applicable delivery date described in Paragraph 4.  You shall have all the rights of a stockholder of Shares of Restricted Stock that vest.  With respect to your unvested Shares of Restricted Stock,

A.    you shall have the right to vote such Shares on any matter as to which Shares have voting rights at any meeting of shareholders of PHCO;
B.    you shall have the right to receive, free of vesting restrictions (but subject to applicable withholding taxes) all cash dividends paid with respect to such Shares; and
C.    any non-cash dividends and other non-cash proceeds of such Shares, including stock dividends and any other securities issued or distributed in respect of such Shares shall be subject to the same vesting and forfeiture conditions as the Shares of Restricted Stock to which they relate, and the term “Restricted Stock” when used in this Agreement shall also include any related stock dividends and other securities issued or distributed in respect of such Shares.

4.           Vesting and Delivery of Restricted Stock

A.    Condition described below:

Percentage of Shares Vesting	Vesting Date
100%

B.    Forfeiture Conditions:
1. The Shares of your Restricted Stock that would otherwise vest on a Vesting Date will not vest and shall be immediately forfeited if on or prior to the Vesting Date, your employment with or service to PHCO or a Subsidiary shall be terminated for any reason.
2. In the event your employment with PHCO or a Subsidiary is terminated for any reason whatsoever, and within one year after the date thereof such Holder accepts employment with any competitor of, or otherwise engages in competition with, PHCO, the Board may require you to return to PHCO the economic value of any award which was realized or obtained by you at any time during the period beginning on that date which is six months prior to the date of termination of your employment with or service to PHCO or a Subsidiary.
3. In the event your employment with PHCO or a Subsidiary is terminated for cause, the Board may annul any award granted under the Plan to return to PHCO the economic value of any award which was realized or obtained by you at any time during the period beginning on that date which is six months prior to the date of the termination of employment with or service to PHCO or a Subsidiary.
C.    Accelerated Vesting.  If (i) any person or entity other than PHCO and/or any stockholders of PHCO as of the Effective Date of the Plan acquires securities of PHCO (in one or more transactions) having 25% or more of the total voting power of all the PHCO securities then outstanding and (ii) the Board does not authorize or otherwise approve such acquisition, then, the Vesting Date of your Restricted Stock shall be accelerated and your Restricted Stock award will immediately and entirely vest, and you will have the immediate right to receive the Shares of Restricted Stock subject to this award on the terms set forth in the Plan and this Agreement.

D.    Delivery Date.  Shares that vest shall be delivered to you within 30 days (or as soon as administratively feasible thereafter) of:
1. the applicable Vesting Date; or
2. an Accelerated Vesting pursuant to Paragraph 4C above.

5.           Forfeiture of Restricted Stock. If you suffer a Forfeiture Condition (e.g., if your employment with or service to PHCO or a Subsidiary is terminated prior to the Vesting Date and the vesting is not accelerated under Paragraph 4C), you will immediately forfeit your Restricted Stock (including any cash dividends and non-cash proceeds related to the Restricted Stock for which the record date occurs on or after the date of the forfeiture), and all of your rights to and interest in the Restricted Stock and the Shares underlying the Restricted Stock shall terminate upon forfeiture without payment of consideration. Forfeited Restricted Stock shall be reconveyed to PHCO.

Any Shares of Restricted Stock forfeited pursuant to this Agreement shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such Shares. If certificates for any such Shares containing restrictive legends shall have theretofore been delivered to the Grantee (or his/her legatees or personal representative), such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer.

6.           Taxes and Tax Withholding.

A.    You agree to consult with any tax advisors you think necessary in connection with your Restricted Stock and acknowledge that you are not relying, and will not rely, on PHCO or a Subsidiary for any tax advice.  Please see Paragraph 7 regarding Section 83(b) elections.
B.    You acknowledge that, regardless of any action taken by PHCO and/or, any Subsidiary that employs you, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), is and remains your responsibility and may exceed the amount actually withheld by PHCO or a Subsidiary. You further acknowledge that PHCO and its Subsidiaries (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock, including, but not limited to, the grant, vesting or delivery of the Restricted Stock, the subsequent sale of Shares acquired pursuant to such delivery and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.  Further, if you are subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that PHCO and/or the Subsidiary that employs you (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
C.    In order to comply with any applicable Tax-Related Item, PHCO may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are your sole and absolute responsibility, are withheld or collected from you.
D.    In accordance with the terms of the Plan, and such rules as may be adopted by the Board under the Plan, you may elect to satisfy your federal and state income tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Shares, by (i) delivering cash, check (bank check, certified check or personal check) or money order payable to PHCO, (ii) having PHCO withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, or (iii) delivering to PHCO shares of Common Stock already owned by you having a Fair Market Value equal to the amount of such taxes.  Any shares already owned by you must have been held by you for no less than six months prior to the date they are delivered to PHCO if such shares were acquired upon the exercise of an option or upon the vesting of restricted stock units or other restricted stock. PHCO will not deliver any fractional Shares but will pay, in lieu thereof, the Fair Market Value of such fractional Share.  Your election must be made on or before the date that the amount of tax to be withheld is determined.
E.    Finally, you agree to pay to PHCO or the Subsidiary or Subsidiaries that employ you, including through withholding from your wages or other cash compensation paid to you by PHCO or the Subsidiary that employs you, any amount of Tax-Related Items that PHCO and/or the Subsidiary that employs you may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described.  PHCO may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

7.           Section 83(b) Election.  You hereby acknowledge that, to the extent you are subject to U.S. tax laws, you may file an election pursuant to Section 83(b) of the Code to be taxed currently on the fair market value of the Shares of Restricted Stock (less any purchase price paid for the Shares), provided that such election must be filed with the Internal Revenue Service no later than thirty (30) days after the grant of such Restricted Stock.  You will seek the advice of your own tax advisors as to the advisability of making such a Section 83(b) election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Restricted Stock award under federal, state, foreign and any other laws that may be applicable.  PHCO and its Subsidiaries, Employees and agents have not and are not providing any tax advice to you.

8.           Restricted Stock Not Transferable.  Neither the Restricted Stock, nor your interest in the Restricted Stock, may be sold, conveyed, assigned, transferred, pledged or otherwise disposed of or encumbered at any time prior to vesting and delivery applicable to any Shares underlying your vested Restricted Stock. Any attempted action in violation of this Paragraph shall be null, void, and without effect.

9.           Securities Laws.  In connection with the award of the Restricted Stock, you hereby covenant, represent and warrant that:

A.    The Restricted Stock you will acquire pursuant to this Agreement will be acquired for your own accounts and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended, (the “Securities Act”) or any applicable state securities laws, and neither the Restricted Stock, nor the Shares, will be disposed of in contravention of the Securities Act, any applicable state securities laws and any procedures reasonably established by the Board to ensure compliance with the foregoing.
B.    Prior to the date of this Agreement , you had a preexisting personal or business relationship with PHCO or one or more of its officer, directors or controlling persons, or by reason of your business or financial experience or the business and financial experience of your professional advisers who are unaffiliated with and who are not compensated by PHCO or its Subsidiaries or any affiliates or selling agents of PHCO or its Subsidiaries, directly or indirectly, could be reasonably assumed to have the capacity to protect your own interests in connection with the Restricted Stock.
C.    You are able to bear the economic risk of your investment in the Restricted Stock for an indefinite period of time.
D.    Your acquisition of the Restricted Stock was not accomplished by the publication of any advertisement.
E.     You have had an opportunity to ask questions and receive answers concerning the terms and conditions of this award of Restricted Stock and have had full access to such other information concerning PHCO as you have requested.
F.     PHCO shall not be required, and shall not have any liability for failure, to deliver Shares of Restricted Stock until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by PHCO to be applicable are satisfied.
G.    PHCO is relying upon your representations and warranties contained herein in connection with this Agreement, this award of Restricted Stock and the issuance of the Shares of Restricted Stock.

10.           Other Provisions

A.    The value of your Restricted Stock and the underlying Shares under this Agreement will not be taken into account in computing the amount of your salary or other compensation for purposes of determining any pension, retirement, death or other benefit under any employee benefit plan of PHCO or any Subsidiary, except to the extent such plan or another agreement between you and PHCO specifically provides otherwise.
B.    PHCO may, without liability for its good faith actions, place legend restrictions upon Shares underlying your vested Restricted Stock and issue “stop transfer” instructions requiring compliance with applicable federal and state securities laws and the terms of this Agreement and the Plan.
C.    Determinations regarding this Agreement (including, but not limited to, whether an event has occurred resulting in the forfeiture of or vesting of Restricted Stock) shall be made by the Board in accordance with this Agreement, and all determinations of the Board shall be final and conclusive and binding on all persons.
D.    Neither this Agreement nor the Plan creates any contract of employment, and nothing in this Agreement or the Plan shall interfere with or limit in any way the right of PHCO or a Subsidiary to terminate your employment or service at any time, nor confer upon you the right to continue in the employ of PHCO and/or any Subsidiary.  Nothing in this Agreement or the Plan creates any fiduciary or other duty to you owed by PHCO, any Subsidiary, or any member of the Board except as expressly stated in this Agreement or the Plan.
E.     PHCO reserves the right to amend the Plan at any time.  The Board reserves the right to amend this Agreement at any time.
F.     By accepting this Agreement, you agree to provide any information reasonably requested from time to time.
G.    This Agreement shall be construed under the laws of the State of Utah, without regard to its conflict of law provisions.
H.    The provisions of this Agreement are severable, and if any one or more provisions are determined to be unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
I.      PHCO may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery.

J.     You acknowledge that a waiver by PHCO of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other Employee.
K.    You understand that the United States has insider trading and market abuse laws which may affect your ability to acquire or sell Shares under the Plan during such times you are considered to have “inside information” (as defined in the securities laws of the United States).  These laws may be the same or different from any PHCO insider trading policy.  You acknowledge that it is your responsibility to be informed of and compliant with such regulations, and are advised to speak to your personal advisor on this matter.
L.     PHCO reserves the right to impose other requirements on your participation in the Plan, on the Restricted Stock and on any Shares acquired under the Plan, to the extent PHCO determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
M.   By signing this Agreement, you acknowledge that the Plan and this Agreement have been made available to you and that you have read and understood these documents.  By signing this Agreement, you accept the terms and conditions of your Restricted Stock as set forth in this Agreement, subject to the terms and conditions of the Plan.

[Signature page follows]

IN WITNESS WHEREOF, this this Agreement has been executed by you and PHCO as of the date first written above.

Pacific Health Care Organization, Inc.
By: _____________________________	By:________________________________
Name: __________________________	Name: Tom Kubota Title: Chief Executive Officer
Address: _________________________
_________________________________